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[CYSIVE. LOGO]                                                      EXHIBIT 99.1


                                                Contact: John R.Lund, CFO
                                                         Cysive, Inc.
                                                         703.259.2300

                                                         Melissa Jaffin
                                                         Morgen Walke Associates
                                                         212.850.5600

FOR IMMEDIATE RELEASE


                      CYSIVE REPORTS FIRST QUARTER RESULTS


Reston, Va. - May 1, 2001 - Cysive, Inc. (Nasdaq: CYSV), a Web, wireless and voice-activated software solutions builder, today announced results for the first quarter ended March 31, 2001.

For the three months ended March 31, 2001, revenue totaled $5.5 million, which includes a previously disclosed $1.4 million collection from a former customer, compared to revenue of $12.3 million in the same period a year ago and $9.4 million for the three months ended December 31, 2000. Pro forma net loss for the three months ended March 31, 2001 was $6.4 million, or ($0.22) per share, which includes a ($0.06) restructuring charge. This is compared to pro forma net income of $1.3 million or $0.04 per diluted share for the same period a year ago, and pro forma net loss of $6.9 million, or ($0.25) per share, for the three months ended December 31, 2000. (1,2)

"These results, which are in line with previous guidance, reflect the reduced demand we continue to see for technology and for services," said Nelson A. Carbonell, Jr., President and Chief Executive Officer of Cysive. "In response to this reduced demand, as previously announced, we restructured in the first quarter to reduce costs in order to position Cysive for a positive long-term future. We continue to believe that our engineering focus, quality reputation, strong balance sheet, including over $164 million in cash, cash equivalents, short and long term liquid investments, and new product initiatives will position us well as the market rebounds from this downturn."

Cysive will hold a conference call to discuss this announcement at 9 A.M. EDT today. To participate in the conference call, please dial 952-556-2807, password "Cysive", approximately five minutes prior to the call. A replay of the call will be available through May 8, 2001. To access the replay, please dial 703-326-3020, access code 5130000. The call will also be available via webcast at www.cysive.com.

--------

(1) Pro forma net loss for the three months ended March 31, 2000 and 2001 excludes the non-cash stock compensation charge.

(2) Pro forma net loss for the three months ended December 31, 2000 excludes the non-cash compensation charge and the income tax expense related to the valuation of the tax benefit.

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About Cysive(TM)

Cysive Inc. builds custom Web, wireless and voice-activated software solutions for Global 2000 and high growth companies. Cysive is a leading provider of highly scalable, flexible software systems that transform businesses from market performers to market leaders. Cysive's software engineers have developed a range of software solutions for customers including Cisco Systems, AT&T, Chase, Equifax, First Union, and DaimlerChrysler, among many others. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Chicago, Dallas, Denver, Mountain View, Calif., New York, and Irvine, Calif. Cysive can be found on the Internet at www.cysive.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's quarterly report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001, and its other filings under the 1934 Act as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Cysive is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable securities laws.

                              - Tables to Follow -

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                                  Cysive, Inc.
                            Statements of Operations
                (In thousands except share and per share amounts)
                                   (Unaudited)

                                                                   Three months ended March 31,
                                                                -----------------------------------
                                                                      2000              2001
                                                                -----------------  ----------------
Revenues .................................................               $ 12,295          $  5,530

Gross profit .............................................                  8,216              (334)

Operating expenses:
   General and administrative ............................                  4,144             4,852
   Sales and marketing ...................................                  2,743             1,931
   Restructuring expense .................................                     --             1,689
   Stock compensation ....................................                    966               364
                                                                -----------------  ----------------

Total operating expenses .................................                  7,853             8,836
                                                                -----------------  ----------------

Pro forma operating income (loss) (1).....................                  1,329            (8,806)
Operating income (loss)...................................                    363            (9,170)

Pro forma net income (loss) (2)...........................               $  1,295         ($  6,409)
                                                                =================  ================
Net income (loss).........................................               $    351         ($  6,773)
                                                                =================  ================

Pro forma basic earnings (loss) per share ................               $   0.05         ($   0.22)
                                                                =================  ================
Basic earnings (loss) per share...........................               $   0.01         ($   0.23)
                                                                =================  ================
Weighted average shares outstanding.......................             23,882,766        29,372,602
                                                                =================  ================

Pro forma diluted earnings (loss) per share ..............               $   0.04         ($   0.22)
                                                                =================  ================

Diluted earnings (loss) per share.........................               $   0.01         ($   0.23)
                                                                =================  ================
Weighted average shares and common equivalent shares
   outstanding............................................             35,244,532        29,372,602

------------------------------------------------------------------------------------------------------

(1) For the three months ended March 31, 2000 and 2001, pro forma operating income excludes the non-cash stock compensation charge of $966,000, and $364,000, respectively.
(2) For the three months ended March 31, 2000 and 2001, pro forma net income excludes the non-cash stock compensation charge of $966,000 (net of tax benefit of $22,000 related to stock charge), and $364,000, respectively.

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                                  Cysive, Inc.
                                 Balance Sheets
                                 (In thousands)

                                                                                              March 31,
                                                                                   ---------------------------------
                                                                                       2000              2001
                                                                                     --------          --------
Assets:
   Current assets:
   Cash and cash equivalents.....................................................  $       7,141    $       16,187
   Investments...................................................................        162,984            84,563
   Accounts receivable, net......................................................          9,837             3,267
   Prepaid expenses and other assets.............................................          1,079             3,518
   Deferred income taxes.........................................................            392               811
                                                                                   -------------    --------------
       Total current assets......................................................        181,433           108,346

   Furniture, fixtures and equipment, net........................................          3,157             6,296
   Investments...................................................................             --            63,656
   Deferred income taxes.........................................................          4,571                --
   Other assets..................................................................            303               148
                                                                                   -------------    --------------
       Total assets..............................................................  $     189,464    $      178,446
                                                                                   =============    ==============

Liabilities and stockholders' equity
   Current liabilities:
   Accounts payable..............................................................  $       1,534    $          502
   Accrued restructuring.........................................................             --             4,496
   Accrued liabilities...........................................................          4,198             3,935
                                                                                   -------------    --------------
      Total current liabilities..................................................          5,732             8,933
   Commitments and contingencies.................................................             --                --
Stockholders' equity
   Preferred stock...............................................................             --                --
   Common stock..................................................................            136               295
   Additional paid-in capital....................................................        204,595           207,309
   Deferred stock compensation...................................................        (12,606)           (9,279)
   Unrealized gain...............................................................             --             1,033
   Accumulated deficit...........................................................         (8,393)          (29,845)
                                                                                   -------------    --------------
      Total stockholders' equity.................................................        183,732           169,513
                                                                                   -------------    --------------
Total liabilities and stockholders' equity.......................................  $     189,464    $      178,446
                                                                                   =============    ==============